The  Private  Securities  Litigation  Reform   Act  of  1995
          provides a "safe harbor" for certain forward-looking statements when such statements are accompanied by meaningful cautionary statements. The management of American Italian Pasta Company
          ("Company"; "AIPC") may occasionally make forward-looking statements and estimates (such as forecasts and projections) of the Company's future financial performance or statements of management's plans and objectives. These forward-looking statements may be contained in, among other things, filings with the Securities and Exchange Commission and press releases made by the Company, or may be made orally by the officers of the Company. THE COMPANY IS, HOWEVER, UNDER NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENT.

               Actual results of the Company's operations could materially differ from those indicated in the forward-looking statements. Therefore, no assurances can be given that the matters indicated in such forward-looking statements will be realized. Significant factors that could cause the Company's actual results to differ from those indicated in the forward-looking statements include, but are not limited to, the factors discussed below. PERSONS EVALUATING SUCH FORWARD-LOOKING COMMENTS SHOULD CAREFULLY CONSIDER THESE FACTORS, AND ANY AMENDMENTS OR SUPPLEMENTS HERETO, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THE COMPANY'S PUBLIC DOCUMENTS.

          DEPENDENCE ON MAJOR CUSTOMERS

               Historically, a limited number of customers have accounted for a substantial portion of the Company's revenues. During 1994, 1995, the nine-month fiscal period ended September 27, 1996, and the year ended October 3, 1997, Sysco Corporation ("Sysco") accounted for approximately 38%, 33%, 27% and 27%, respectively, and sales to Sam's Wholesale Club ("Sam's Club") accounted for approximately 12%, 23%, 19% and 22%, respectively, of the Company's revenues. The Company expects it will continue to rely on a limited number of major customers for a substantial portion of its revenues in the future. Management believes that a majority of the Company's fiscal 1998 revenues will be derived from combined sales to Sysco, Sam's Club and CPC International Inc. ("CPC"). The Company has an exclusive supply contract with Sysco (the "Sysco Agreement") through June 2000, subject to renewal by Sysco for two additional three-year periods. The Company recently entered into a long-term manufacturing and distribution agreement with CPC (the "CPC Agreement") that requires CPC to purchase a minimum of 175 million pounds of pasta annually for nine years. The Company does not have supply contracts with a substantial number of its customers, including Sam's Club. Accordingly, the Company is dependent upon its customers to sell the Company's products and to assist the Company in promoting market acceptance of, and creating demand for, the Company's products. An adverse change in, or termination or expiration without renewal of, the Company's relationships with or the financial viability of one or more of its major customers could have a material adverse effect on the Company's business, financial condition and results of operations.

               In addition, certain exclusivity provisions of the Sysco Agreement and CPC Agreement prevent AIPC from producing and supplying competitors of Sysco and CPC with certain pasta products. Under the Sysco Agreement, the Company is restricted from supplying pasta products to food service businesses other than Sysco. Without CPC's consent, AIPC may not produce branded retail pasta for Borden, Hershey Foods Corporation ("Hershey") or Barilla Alimentare S.p.A. ("Barilla"), and is limited to the production of an aggregate of 12 million pounds of branded pasta products annually for other producers.

          MANAGEMENT OF GROWTH AND IMPLEMENTATION OF CPC BUSINESS

               The Company has experienced rapid growth and management expects significant additional growth in the future. Successful management of any such future growth will require the Company to continue to invest in and enhance its operational, financial and management information resources and systems, attract and retain management personnel to manage such resources and systems, accurately forecast sales demand and meet such demand, accurately forecast retail sales, control its overhead, and attract, train, motivate and manage its employees effectively. There can be no assurance that the Company will continue to grow, or that it will be effective in managing its future growth. Any failure to effectively manage growth could have a material adverse effect on the Company's business, financial condition and results of operations.

               During 1998, the Company will be required to produce substantially all of CPC's Mueller's brand pasta, which has averaged approximately 200 million pounds of pasta annually over the last five years. To meet its significant volume and other obligations under the CPC Agreement and provide for future growth, the Company must successfully complete its 1997-1998 capital expansion program to increase its overall milling, production and distribution capacity by approximately 100%. Implementation of the CPC Agreement may also adversely affect the Company's financial, operational and human resources. There can be no assurance that the Company's planned expansion of its production facilities will be completed in a timely and cost-effective manner or at all, or that such expanded facilities will be adequate to meet the CPC volume requirements and any future growth. Failure to complete the Company's planned capital expansion in a timely and cost-effective manner and implement the CPC Agreement could have a material adverse effect on the Company's business, financial condition and results of operations.

          SUBSTANTIAL  PLANNED   INVESTMENTS  IN  MILLING   AND  PRODUCTION
          FACILITIES

               The Company has  begun a major expansion of  its durum wheat milling and pasta production and distribution facilities, budgeted to cost approximately $86 million during the 1997 and 1998 fiscal years, which is planned to increase AIPC's overall milling, production and distribution capacity by approximately 100%. There can be no assurance that the Company will be able to complete this expansion on schedule, within budget or at all, that the expanded facilities will result in the anticipated increase in production capacity or that future revenues from products produced at the expanded facilities will be sufficient to recover the Company's investment in the expansion. In addition, there can be no assurance that the Company will be able to calibrate its production capacity to future changes in demand for its products or that any future additions to, or expansions of, its facilities will be completed on schedule and within budget. Any significant delay or cost overrun in the construction or acquisition of new or expanded facilities could have a material adverse effect on the Company's business, financial condition and results of operations.

          RAW MATERIALS

               The  principal raw  material in  the  Company's products  is durum wheat. Durum wheat is used almost exclusively in pasta production and is a narrowly traded, cash only commodity crop. The Company attempts to minimize the effects of durum wheat cost fluctuations through forward purchase contracts and raw material cost-based pricing agreements with many of its customers. The Company's commodity procurement and pricing practices are intended to reduce the risk of durum wheat cost increases on profitability, but also may temporarily affect the Company's ability to benefit from possible durum wheat cost decreases. The supply and price of durum wheat is subject to market conditions and is influenced by numerous factors beyond the control of the Company, including general economic conditions, natural disasters and weather conditions, competition, and governmental programs and regulations. The supply and cost of durum wheat may also be adversely affected by insects, plant diseases and funguses, including the karnal bunt fungus, which infected a portion of the durum wheat produced in the southwestern United States in 1996 and in central Texas in 1997. The Company also relies on the supply of plastic, corrugated and other packaging materials. The costs of durum wheat and packaging materials have varied widely in recent years and future changes in such costs may cause the
          Company's results of operations and margins to fluctuate significantly. A large, rapid increase in the cost of raw materials could have a material adverse effect on the Company's operating profit and margins unless and until the increased cost can be passed along to customers. Following a period of relatively stable prices during the nine months ended June 30, 1997, the market price of durum wheat increased by approximately 23% from $5.60 per bushel to $6.90 per bushel between June 30, 1997 and October 29, 1997. Historically, changes in prices of the Company's pasta products have lagged changes in the Company's materials costs. Competitive pressures may also limit the ability of the Company to raise prices in response to increased raw material costs in the future. Accordingly, there can be no assurance as to whether, or the extent to which, the Company will be able to offset raw material cost increases with increased product prices.

          COMPETITION

               The Company operates in a highly-competitive environment against numerous well-established national, regional and foreign companies, and many smaller companies in the procurement of raw materials, the development of new pasta products and product lines, the improvement and expansion of previously introduced pasta products and product lines and the production, marketing and distribution of pasta products. Several of these companies have longer operating histories, broader product lines, significantly greater brand recognition and greater production capacity and financial and other resources than the Company. The Company's direct competitors include large multi-national companies such as food industry leader Hershey with brands such as San Giorgio(R) and Ronzoni(R), and Borden with brands such as Prince(R) and Creamette(R), regional U.S. producers of retail and institutional pasta such as Dakota Growers Pasta Company ("Dakota Growers"), a farmer-owned cooperative in North Dakota, Philadelphia Macaroni Co. Inc. ("Philadelphia Macaroni") and A. Zerega's Sons, Inc. ("Zerega's"), each an independent producer, and foreign companies such as Italian pasta producers De Cecco ("De Cecco") and Barilla.

               The Company's competitive environment depends to a significant extent on the aggregate industry capacity relative to aggregate demand for pasta products. Several domestic pasta producers have recently completed production facility additions or announced their intention to increase domestic production capacity. In addition to AIPC's planned capital expansion, management believes that these capacity additions represent more than 200 million pounds in aggregate. Dakota Growers recently increased the capacity of its durum wheat mill and has announced plans to complete a pasta production capacity expansion in excess of 100 million pounds by the end of 1997. Hershey recently added approximately 50 million pounds of pasta capacity to its facility in Winchester, Virginia. In September 1997, Barilla announced plans to build a pasta plant near Ames, Iowa with an estimated annual pasta capacity of over 200 million pounds. Two major pasta producers have also recently announced planned reductions in pasta production capacity. Borden announced that it will close or sell five of its ten North American pasta plants by the end of 1997, and CPC intends to eliminate its capacity of approximately 180 million pounds by the end of 1997. Increases in industry capacity levels above demand for pasta products could have a material adverse effect on the Company's business, financial condition and results of operations.

               Several foreign  producers, based  principally in Italy  and
          Turkey,  have  aggressively  targeted the  U.S.  pasta  market in recent years. In 1996, a U.S. Department of Commerce investigation revealed that several Italian and Turkish producers were engaging in unfair trade practices by selling pasta at less than fair value in the U.S. markets and benefitting from subsidies from their respective governments. Effective July 1996, the U.S. International Trade Commission ("ITC"), imposed anti-dumping and countervailing duties on Italian and Turkish imports. While such duties may enable the Company and its domestic competitors to compete more favorably against Italian and Turkish producers in the U.S. pasta market, there can be no assurance that the duties will be maintained for any length of time, or that these or other foreign producers will not sell competing products in the United States at prices less than those of the Company. Such practices, if continued or increased, could have a material adverse effect on the Company's business, financial condition and results of operations. Bulk imported pasta, and pasta produced in the U.S. by foreign firms, are generally not subject to such anti-dumping and countervailing duties. Foreign pasta producers generally may avoid such duties by importing bulk pasta into the United States and repackaging it in U.S. facilities for distribution. A leading branded Italian producer, Barilla, opened a bulk pasta repackaging and distribution facility in Syracuse, New York in 1996 and recently announced plans to build a pasta production plant in Ames, Iowa for completion in mid-1998. In addition, on August 28, 1997, the Department of Commerce announced that it is conducting an administrative review of its anti-dumping and countervailing duty orders of July 1996 relating to three Turkish and 16 Italian pasta producers, including Barilla and De Cecco. The Department of Commerce indicated that it intends to complete its review not later than July 31, 1998. The Company cannot predict the outcome of the Department of Commerce's review.

          RELIANCE ON PASTA; PRODUCT LINE CONCENTRATION

               Since commencing operations in 1988, the Company has focused exclusively on the dry pasta industry. For the foreseeable future, AIPC expects to continue to receive substantially all of its revenues from the sale of pasta and pasta-related products. Because of this product concentration, any decline in the demand or pricing for dry pasta, any shift in consumer preferences away from dry pasta, or any other factor that adversely affects the pasta market, could have a more significant adverse effect on the Company's business, financial condition and results of operations than on pasta producers which also produce other products. In addition, the Company's pasta production equipment is highly specialized and is not adaptable to the production of non-pasta food products.

          RELIANCE ON KEY PERSONNEL

               The Company's operations and prospects depend in large part on the performance of its senior management team, including Horst
          W. Schroeder, Chairman of the Board, Timothy S. Webster, President and Chief Executive Officer, David E. Watson, Executive Vice President and Chief Financial Officer, Norman F. Abreo, Executive Vice President of Operations and David B. Potter, Senior Vice President of Procurement. No assurance can be given that the Company would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of the Company's senior management team could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain key person life insurance on any of its key employees. The Company has employment agreements with Messrs. Schroeder, Webster, Watson, Abreo and Potter.

          TRANSPORTATION

               Durum wheat is shipped to the Company's production facility in Missouri directly from North Dakota, Montana and Canada under a long-term rail contract with its most significant rail carrier, the Canadian Pacific Rail System. Under such agreement, the Company is obligated to transport specified wheat volumes and, in the event such volumes are not met, the Company must reimburse the carrier for certain of its costs. The Company currently is in compliance with such volume obligations. The Company also has a rail contract to ship semolina, milled and processed at the Missouri facility, to the South Carolina facility. An extended interruption in the Company's ability to ship durum wheat by railroad to the Missouri plant, or semolina to the Company's South Carolina facility, could have a material adverse affect on the Company's business, financial condition and results of operations. The Company experienced a significant interruption in railroad shipments in 1994 due to a railroad strike. While the Company would attempt to transport such materials by alternative means if it were to experience another interruption due to strike, natural disasters or otherwise, there can be no assurance that the Company would be able to do so or be successful in doing so in a timely and cost-effective manner.

          PRODUCTION AND INVENTORY MANAGEMENT

               Most  of  the  Company's  customers  use,  to  some  extent, inventory management systems which track sales of particular products and rely on reorders being rapidly filled by suppliers to meet consumer demand rather than on large inventories being maintained by retailers. Although these systems reduce a retailer's investment in inventory, they increase pressure on suppliers like the Company to fill orders promptly and thereby shift a portion of the retailer's inventory management cost to the supplier. The Company's production of excess inventory to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for the Company. In addition, if the Company underestimates the demand for its products, it may be unable to provide adequate supplies of pasta products to retailers in a timely fashion, and may consequently lose sales.

          POTENTIAL VOLATILITY OF FUTURE QUARTERLY OPERATING RESULTS

               The Company's results of operations may fluctuate on a quarterly basis as a result of a number of factors, including total sales volumes, the timing and scope of new customer volumes, the timing and amounts of price adjustments due to durum wheat and other cost changes, the cost of raw materials, including durum wheat (see the discussion under "Raw Materials" above), plant expansion costs and interest expenses.

          RISK OF PRODUCT LIABILITY

               Although the Company has never been involved in a product liability lawsuit, the sale of food products for human consumption involves the risk of injury to consumers as a result of tampering by unauthorized third parties, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, aflatoxin and other agents, or residues introduced during the growing, storage, handling or transportation phases. While the Company is subject to U.S. Food & Drug Administration inspection and regulations and believes its facilities comply in all material respects with all applicable laws and regulations, there can be no assurance that consumption of the Company's products will not cause a health-related illness in the future or that the Company will not be subject to claims or lawsuits relating to such matters. The Company maintains product liability insurance in an amount which the Company believes to be adequate. However, there can be no assurance that the Company will not incur claims or liabilities for which it is not insured or that exceed the amount of its insurance coverage.

          SUBSTANTIAL INFLUENCE OF CURRENT PRINCIPAL STOCKHOLDER

               The  Morgan  Stanley  Leveraged Equity  Fund  II,  L.P. (the
          "MSLEF") and Morgan Stanley Capital Partners III, L.P. and certain affiliated funds (the "MSCP Funds" and with MSLEF the "Morgan Stanley Stockholders") currently own approximately 32.5% of the Company's outstanding Class A common stock, par value
          $0.001 per share (the "Common Stock"). The Company's Charter provides that, if at any time after consummation of the Offering, the Morgan Stanley Stockholders own in excess of 49% of the outstanding Class A Common Stock, such excess shares will be automatically converted into an equal number of shares of Class B Common Stock. The Morgan Stanley Stockholders are affiliates of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), an affiliate of Morgan Stanley & Co. Incorporated, a representative of the U.S. Underwriters, and Morgan Stanley & Co. International Limited, a representative of the International Underwriters. Upon consummation of the Offering, three of nine directors of the Company will be employees of a wholly-owned subsidiary of MSDWD. Pursuant to the Stockholders Agreement (as amended and restated effective upon the consummation of the Offering) among the Morgan Stanley Stockholders, the Company, and certain other stockholders of the Company, one of the Morgan Stanley Stockholders, The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), has the right to designate two director nominees so long as the Morgan Stanley Stockholders own at least 25% of the outstanding Common Stock or one director nominee so long as the Morgan Stanley Stockholders own at least 10% but less than 25% of the outstanding Common Stock. In addition, another Morgan Stanley Stockholder, Morgan Stanley Capital Partners III, L.P. ("MSCP"), has the right to designate two director nominees so long as the Morgan Stanley Stockholders own at least 35% of the outstanding Common Stock or one director nominee so long as the Morgan Stanley Stockholders own at least 10% but less than 35% of the outstanding Common Stock. Whenever the Morgan Stanley Stockholders collectively own at least 5% but less than 10% of the outstanding Common Stock, they shall jointly be entitled to designate one director nominee. The number of directors designated by the Morgan Stanley Stockholders will increase proportionately if the size of the Board of Directors is increased in the future. In addition, so long as the Morgan Stanley Stockholders own at least 25% of the outstanding shares of Common Stock, certain significant corporate actions are subject to the approval of the Board of Directors and the Morgan Stanley Stockholders. As a result of their ownership interest in the Company and their rights under the Stockholders Agreement, the Morgan Stanley Stockholders will continue to have a substantial influence over the affairs of the Company following the consummation of the Offering, including with respect to mergers or other business combinations involving the Company and the acquisition or disposition of assets by the Company. Similarly, the Morgan Stanley Stockholders will have the power to prevent or, by selling their Common Stock, cause a change of control of the Company and could take other actions that might be favorable to the Morgan Stanley Stockholders. In such instances or otherwise, various conflicts of interest between the Company and the Morgan Stanley Stockholders could arise. Stockholders may be prevented from receiving a premium for their shares if the Morgan Stanley Stockholders were to act in concert to oppose any takeover attempt.

          FINANCIAL LEVERAGE; SENSITIVITY TO INTEREST RATE FLUCTUATIONS; COVENANT RESTRICTIONS

               The Company has reduced its outstanding bank indebtedness from approximately $86 million on June 30, 1997 to $11 million representing approximately 7% of the Company's total capitalization as of the date of this current report. However, the Company intends to substantially increase such indebtedness in the future to finance its capital expenditure plan. The degree to which the Company is financially leveraged following such borrowings and the terms of the Company's indebtedness could have important consequences to stockholders, including: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, and general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations may have to be dedicated to the payment of the principal of and interest on its indebtedness;
          (iii) the terms of such indebtedness may restrict the Company's ability to pay dividends; and (iv) the Company may be more highly leveraged than many of its competitors, which may place the Company at a competitive disadvantage.

               As of the date of this current report, the Company's indebtedness had a weighted average interest rate of 7.9% and approximately 61%, or $11 million, of the Company's indebtedness bore interest at variable rates. Although the Company used the net proceeds of the Offering to substantially reduce the amount of such indebtedness, the Company may incur additional amounts of variable-rate indebtedness in the future. If this were to occur, and if interest rates were to significantly increase thereafter, the Company's operating results and its ability to satisfy its debt service obligations may be materially and adversely affected. The Company has obtained an interest rate protection agreement covering $20 million of variable rate indebtedness to effectively limit the Company's exposure to variable rates by fixing the Company's base interest rate at 6.03%. There can be no assurance, however, that in the future the Company will be able to enter into such agreements.

               The limitations contained in the agreements relating to the Company's credit facility, together with the leveraged position of the Company, restrict the Company from paying dividends and could limit the ability of the Company to effect future debt or equity financings and may otherwise restrict corporate activities, including the ability to avoid defaults and to respond to competitive market conditions, to provide for capital expenditures beyond those permitted or to take advantage of business opportunities.